EXHIBIT 23(a)

CONSENT OF COUNSEL

I hereby consent to the use of my name in the caption "Legal Matters" in the prospectus of Sun Life Assurance Company of Canada (U.S.) contained in Form S-3.

Wellesley Hills, Massachusetts	/s/Edward M. Shea
Edward M. Shea
Assistant Vice President
and Senior Counsel

December 30, 2003

   Date